Exhibit 99.1

Juniata Valley Financial Corp. Announces Results for the Quarter and Year Ended December 31, 2025

Mifflintown, PA, January 29, 2026 (GLOBE NEWSWIRE) -- Juniata Valley Financial Corp. (OTCQX:JUVF) (“Juniata”), announced net income for the three months ended December 31, 2025 of $2.0 million, an increase of 34.7% compared to net income of $1.5 million for the three months ended December 31, 2024. Earnings per share, basic and diluted, increased to $0.40, for the three months ended December 31, 2025, compared to $0.30 for the three months ended December 31, 2024. Net income was $8.0 million for the year ended December 31, 2025, an increase of 28.2% compared to net income of $6.2 million for the year ended December 31, 2024. Earnings per share, basic and diluted, were $1.59 for the year ended December 31, 2025, compared to basic and diluted earnings per share of $1.25 and $1.24, respectively, for the corresponding 2024 period.

President’s Message

President and Chief Executive Officer, Marcie A. Barber stated, “We are very pleased to announce fourth quarter net income of $2.0 million and net income of $8.0 million for the year. Our growth in earnings was primarily due to the continued improvement in our net interest margin, which increased 34 basis points over the fourth quarter of 2024 and 27 basis points for the year ended December 31, 2024. These results were achieved through disciplined loan and deposit pricing. We believe that the growth in loan outstandings and increases in core deposits to support that growth were the result of our recent strategic initiatives. Credit quality remains strong with nonperforming loans totaling 0.1% of the total loan portfolio and delinquent and nonperforming loans comprising 0.2% of the portfolio. We anticipate strong loan activity to continue throughout 2026, as we extend our branch footprint to the Belleville market and expand our lending focus in the Centre County Region.”

Financial Results for the 2025 Year

Annualized return on average assets for the year ended December 31, 2025 was 0.92%, an increase of 27.8% compared to the annualized return on average assets of 0.72% for the year ended December 31, 2024. Annualized return on average equity for the year ended December 31, 2025 was 15.30%, an increase of 7.8% compared to the annualized return on average equity of 14.19% for the year ended December 31, 2024.

Net interest income was $25.4 million for the year ended December 31, 2025 compared to $22.9 million during the year ended December 31, 2024. Average earning assets increased $5.6 million, or 0.7%, to $859.5 million, during the year ended December 31, 2025 compared to the same period in 2024, due primarily to a $25.5 million, or 4.8%, increase in average loans. This increase was partially offset by a $19.3 million, or 6.2%, decrease in average investment securities through the year ended December 31, 2025 compared to the corresponding 2024 period as cash flows from the securities portfolio were used to fund loan growth rather than being reinvested into the securities portfolio. Average interest bearing liabilities decreased by $334,000, or 0.1%, for the year ended December 31, 2025 compared to the year ended December 31, 2024. This decrease was largely attributable to a decline of $16.0 million, or 23.3%, in average borrowings and other interest bearing liabilities, which was partially offset by a net increase in average interest bearing deposits of $15.7 million, or 2.9%, for the year ended December 31, 2025 compared to the year ended December 31, 2024.

The yield on interest earning assets increased 18 basis points, to 4.53%, for the year ended December 31, 2025 compared to same period in 2024 driven by an increase in loan yields of 15 basis points, while the cost to fund interest earning assets with interest bearing liabilities decreased nine basis points, to 2.22%. The net interest margin, on a fully tax equivalent basis, increased 27 basis points, from 2.71% for the year ended December 31, 2024, to 2.98% for the year ended December 31, 2025.

Juniata recorded a provision for credit losses of $923,000 in the year ended December 31, 2025 compared to a provision for credit losses of $534,000 in the year ended December 31, 2024. The increase in the provision for credit losses between year end periods was primarily the result of the previously mentioned loan growth.

Non-interest income was $5.8 million for both the years ended December 31, 2025 and December 31, 2024. Most significantly impacting non-interest income in the comparative year end periods was an increase of $101,000 in customer service fees in the 2025 period, which was offset by a decrease of $108,000 in commissions from sales of non-deposit products in the year ended December 31, 2025 compared to the year ended December 31, 2024 due to the transition to a new wealth management business model in 2025.

Non-interest expense was $20.8 million for the year ended December 31, 2025 compared to $21.0 million for the year ended December 31, 2024, a decrease of 0.9%. Most significantly impacting non-interest expense in the comparative year end periods was a decrease in employee benefits expenses of $307,000 due to a decline in medical claims expenses for the year ended December 31, 2025 compared to the year ended December 31, 2024. Also contributing to the decrease in non-interest expense between the comparative year end periods were decreases of $144,000 in occupancy expenses and $110,000 in professional fees. These decreases were partially offset by increases of $129,000 in employee compensation expense and $205,000 in the provision for unfunded loan commitments, which is included in other non-interest expense, for the year ended December 31, 2025 compared to the year ended December 31, 2024.

An income tax provision of $1.4 million was recorded for the year ended December 31, 2025 compared to an income tax provision of $979,000 recorded for the year ended December 31, 2024, primarily due to the increase in taxable income in the 2025 period.

Financial Results for the Quarter

Annualized return on average assets for the three months ended December 31, 2025 was 0.90%, an increase of 28.6%, compared to 0.70% for the three months ended December 31, 2024. Annualized return on average equity for the three months ended December 31, 2025 was 14.35%, an increase of 12.2%, compared to 12.79% for the three months ended December 31, 2024.

Net interest income was $6.8 million for the three months ended December 31, 2025 compared to $5.8 million for the three months ended December 31, 2024. Average interest earning assets increased $33.3 million, or 3.9%, to $880.3 million, during the three months ended December 31, 2025 compared to the same period in 2024, due to an increase of $54.7 million, or 10.2%, in average loans, which was partially offset by a $21.5 million, or 7.1%, decrease in average investment securities. Average interest bearing liabilities increased by $4.3 million, or 0.7%, for the three months ended December 31, 2025 compared to the three months ended December 31, 2024. This increase was primarily due to increases of $5.5 million, or 2.6%, in average interest bearing demand deposits and $21.6 million, or 10.8%, in average time deposits. These increases were partially offset by a decrease of $21.2 million, or 26.5%, in average borrowings and other interest bearing liabilities during the three months ended December 31, 2025 compared to the three months ended December 31, 2024.

The yield on interest earning assets increased 23 basis points, to 4.62%, for the three months ended December 31, 2025 compared to same period in 2024, driven by an increase in loan yields of 14 basis points, while the cost to fund interest earning assets with interest bearing liabilities decreased eight basis points, to 2.18%. The net interest margin, on a fully tax equivalent basis, increased 34 basis points, from 2.76% for the three months ended December 31, 2024, to 3.10% for the three months ended December 31, 2025.

Juniata recorded a provision for credit losses of $254,000 for the three months ended December 31, 2025 compared to a provision for credit losses of $63,000 for the three months ended December 31, 2024. The increase in the provision for credit losses between comparative three month periods was primarily due to increased loan growth in the 2025 quarter.

Non-interest income was $1.4 million for the three months ended December 31, 2025 compared to $1.6 million for the three months ended December 31, 2024, a decrease of 11.0%. Most significantly impacting non-interest income in the comparative three month periods were decreases of $46,000 in life insurance proceeds and $29,000 in commissions from sales of non-deposit products, as well as a $49,000 net loss on the sale of fixed assets, recorded in other non-interest income, from the sale of the Port Allegany office building in the three months ended December 31, 2025 compared to the three months ended December 31, 2024.

Non-interest expense was $5.6 million for the three months ended December 31, 2025 compared to $5.7 million for the three months ended December 31, 2024, a decrease of 0.3%. Most significantly impacting non-interest expense in the comparative three month periods were decreases of $110,000 in occupancy expense and $98,000 in employee benefits expense due to a decline in medical claims expense in the three months ended December 31, 2025 compared to the three months ended December 31, 2024. Partially offsetting these increases was an increase of $168,000 in employee compensation expense in the three months ended December 31, 2025 compared to the three months ended December 31, 2024.

An income tax provision of $333,000 was recorded for the three months ended December 31, 2025 compared to an income tax provision of $212,000 recorded for the three months ended December 31, 2024, primarily due to the increase in taxable income in the 2025 period.

Financial Condition

Total assets as of December 31, 2025 were $895.3 million, an increase of $46.4 million, or 5.5%, compared to total assets of $848.9 million at December 31, 2024. Total loans increased by $67.5 million, or 12.6%, as of December 31, 2025 compared to year-end 2024 mainly due to increases in commercial, financial and agricultural and commercial real estate loans. This increase was partially offset by an $18.4 million, or 7.2%, decrease in total debt securities as of December 31, 2025 compared to December 31, 2024, as cash flows were used for funding needs rather than being reinvested into the investment portfolio. Total deposits increased by $33.8 million, or 4.5%, as of December 31, 2025 compared to December 31, 2024 due to increases in both non-interest and interest bearing deposits. Short-term borrowings and repurchase agreements increased by $7.7 million, or 18.1% as of December 31, 2025 compared to year-end 2024 due primarily to an increase in short-term borrowings used to fund loan growth, while long-term debt decreased by $5.0 million, or 100.0%, between the same comparative year-end periods due to the maturity of our remaining FHLB long-term advance in June 2025. Total capital increased $9.9 million, or 20.9%, as of December 31, 2025 due to an increase in undivided profits and a decline in other comprehensive losses compared to year-end 2024.

Juniata maintained a strong liquidity position as of December 31, 2025, with additional borrowing capacity with the Federal Home Loan Bank of Pittsburgh of $220.0 million and $49.9 million in additional borrowing capacity from the Federal Reserve’s Discount Window. In addition, Juniata has internal authorization for brokered deposits of up to $175.0 million. Juniata had no brokered deposits outstanding as of December 31, 2025.

Subsequent Event

On January 20, 2025, the Board of Directors declared a cash dividend of $0.22 per share to shareholders of record on February 13, 2026, payable on February 27, 2026.

Management considers subsequent events occurring after the statement of condition date for matters which may require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and including the filing date of a public company’s consolidated financial statements with the Securities and Exchange Commission. Accordingly, the financial information in this release is subject to change.

The Juniata Valley Bank, the principal subsidiary of Juniata Valley Financial Corp., is headquartered in Mifflintown, Pennsylvania, with fourteen community offices located in Juniata, Mifflin, Perry, Franklin, McKean and Potter Counties. More information regarding Juniata Valley Financial Corp. and The Juniata Valley Bank can be found online at www.JVBonline.com. Juniata Valley Financial Corp. common stock trades on the OTCQX Best Market under the symbol JUVF.

Forward-Looking Information

*This press release may contain “forward looking” information as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the current views of Juniata’s management with respect to, among other things, future events and Juniata’s financial performance. When words such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “likely,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would,” “outlook,” the negative variations of those words or similar expressions are used in this release, Juniata is making forward-looking statements. Such information is based on Juniata’s current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business, many of which, by their nature, are inherently uncertain and beyond the control of Juniata. These statements are not historical facts or guarantees of future performance, events or results and are subject to risks, assumptions and uncertainties that are difficult to predict. If one or more events related to these or other risks or uncertainties materializes, or if underlying assumptions prove to be incorrect, actual results may differ materially from this forward-looking information. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and many factors could affect future financial results. Juniata undertakes no obligation to publicly update or revise forward looking information, whether because of new or updated information, future events, or otherwise. For a more complete discussion of certain risks and uncertainties affecting Juniata, please see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Forward-Looking Statements” set forth in the Juniata’s filings with the Securities and Exchange Commission.

Financial Statements

Juniata Valley Financial Corp. and Subsidiary

Consolidated Statements of Financial Condition

(Dollars in thousands, except share data)	(Unaudited)
	December 31, 2025	December 31, 2024
ASSETS
Cash and due from banks	$5,719	$5,064
Interest bearing deposits with banks	5,729	5,934
Cash and cash equivalents	11,448	10,998

Equity securities	1,273	1,189
Debt securities available for sale	55,600	64,623
Debt securities held to maturity (fair value $179,984 and $182,773, respectively)	182,205	191,627
Restricted investment in bank stock	2,522	2,530
Total loans	601,378	533,869
Less: Allowance for credit losses	(7,083)	(6,183)
Total loans, net of allowance for credit losses	594,295	527,686
Premises and equipment, net	9,256	9,382
Bank owned life insurance and annuities	15,947	15,214
Investment in low income housing partnerships	510	832
Core deposit and other intangible assets	190	258
Goodwill	9,812	9,812
Mortgage servicing rights	60	69
Deferred tax asset, net	8,198	9,842
Accrued interest receivable and other assets	3,947	4,812
Total assets	$895,263	$848,874
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest bearing	$209,865	$196,801
Interest bearing	571,934	551,156
Total deposits	781,799	747,957

Short-term borrowings and repurchase agreements	49,906	42,242
Long-term debt	—	5,000
Other interest bearing liabilities	720	830
Accrued interest payable and other liabilities	5,465	5,388
Total liabilities	837,890	801,417
Commitments and contingent liabilities
Stockholders' Equity:
Preferred stock, no par value: Authorized - 500,000 shares, none issued	—	—
Common stock, par value $1.00 per share: Authorized 20,000,000 shares; Issued - 5,151,279 shares at December 31, 2025 and December 31, 2024; Outstanding - 5,018,799 shares at December 31, 2025 and 5,003,384 shares at December 31, 2024	5,151	5,151
Surplus	24,820	24,896
Retained earnings	56,696	53,126
Accumulated other comprehensive loss	(27,154)	(33,320)
Cost of common stock in Treasury: 132,480 shares at December 31, 2025; 147,895 shares at December 31, 2024	(2,140)	(2,396)
Total stockholders' equity	57,373	47,457
Total liabilities and stockholders' equity	$895,263	$848,874

Juniata Valley Financial Corp. and Subsidiary

Consolidated Statements of Income (Unaudited)

	Three Months Ended		Year Ended
(Dollars in thousands, except share and per share data)	December 31,		December 31,
	2025	2024	2025	2024
Interest income:
Loans, including fees	$8,908	$7,885	$33,425	$31,109
Taxable securities	1,297	1,408	5,359	5,749
Tax-exempt securities	29	29	119	118
Other interest income	18	24	72	140
Total interest income	10,252	9,346	38,975	37,116
Interest expense:
Deposits	2,867	2,924	11,462	11,167
Short-term borrowings and repurchase agreements	576	568	2,077	2,719
Long-term debt	—	31	51	268
Other interest bearing liabilities	6	8	27	33
Total interest expense	3,449	3,531	13,617	14,187
Net interest income	6,803	5,815	25,358	22,929
Provision for credit losses	254	63	923	534
Net interest income after provision for credit losses	6,549	5,752	24,435	22,395
Non-interest income:
Customer service fees	468	467	1,868	1,767
Debit card fee income	443	450	1,773	1,752
Earnings on bank-owned life insurance and annuities	73	62	263	236
Trust fees	95	110	444	469
Commissions from sales of non-deposit products	50	79	280	388
Fees derived from loan activity	206	231	681	682
Change in value of equity securities	55	49	131	115
Gain from life insurance proceeds	10	56	30	56
Other non-interest income	29	101	299	360
Total non-interest income	1,429	1,605	5,769	5,825
Non-interest expense:
Employee compensation expense	2,501	2,333	9,151	9,022
Employee benefits	617	715	2,141	2,448
Occupancy	323	433	1,268	1,412
Equipment	222	246	933	863
Data processing expense	757	719	2,898	2,881
Professional fees	315	304	1,024	1,134
Taxes, other than income	(9)	37	162	191
FDIC Insurance premiums	134	140	514	575
Amortization of intangible assets	17	21	68	85
Amortization of investment in low-income housing partnerships	81	80	322	322
Other non-interest expense	679	626	2,350	2,079
Total non-interest expense	5,637	5,654	20,831	21,012
Income before income taxes	2,341	1,703	9,373	7,208
Income tax provision	333	212	1,390	979
Net income	$2,008	$1,491	$7,983	$6,229
Earnings per share
Basic	$0.40	$0.30	$1.59	$1.25
Diluted	$0.40	$0.30	$1.59	$1.24

Michael Wolf

Email: michael.wolf@jvbonline.com

Phone: (717) 436-7203